Exhibit 12.1

                              Discovery Zone, Inc.

               Computation of Ratio of Earnings to Fixed Charges:

                      (Dollars in thousands, except ratios)

                                                         PREDECESSOR COMPANY             ||           SUCCESSOR COMPANY
                                          ---------------------------------------------- || ----------------------------------------
                                                                                Seven    ||    Five          Two           Nine
                                              Year Ended December 31,           Months   ||   Months        Months        Months
                                             -------------------------          Ended    ||    Ended        Ended         Ended
                                                                               July 31,  || December 31, September 30, September 30,
                                1993       1994        1995         1996         1997    ||     1997         1997          1998
                               ------     ------      ------       ------       ------   || ------------ ------------- -------------
Income (loss) before income                                                              ||
  taxes, extraordinary item                                                              ||
  and cumulative effect of                                                               ||
  change in accounting                                                                   ||
  method ..................... $ 3,306   $ (23,124)   $(445,245)   $ (83,834)  $  (5,453)||  $ (27,966)   $ (10,470)   $ (43,214)
Adjustments:                                                                             ||
  Fixed charges ..............   1,667       5,137       12,226        6,277       3,249 ||      6,076        3,176       11,913
                               -------   ---------    ---------    ---------   --------- ||  ---------    ---------    ---------
Earnings before taxes and                                                                ||
  fixed charges as adjusted .. $ 4,973   $ (17,987)   $(443,019)   $ (77,557)  $  (2,204)||  $ (21,890)   $  (7,294)   $ (31,301)
                               =======   =========    =========    =========   ========= ||  =========    =========    =========
Fixed charges:                                                                           ||
  Interest incurred .......... $ 1,667   $   5,137    $  12,226    $   6,277   $   3,249 ||  $   6,076    $   3,176    $  11,913
  Portion of rent expense                                                                ||
   which represents interest                                                             ||
   factor.....................      --          --           --           --          -- ||         --           --           --
                               -------   ---------    ---------    ---------   --------- ||  ---------    ---------    ---------
Total fixed charges .......... $ 1,667   $   5,137    $  12,226    $   6,277   $   3,249 ||  $   6,076    $   3,176    $  11,913
                               =======   =========    =========    =========   ========= ||  =========    =========    =========
Ratio of earnings to fixed                                                               ||
  charges(1)..................     3.0          --           --           --          -- ||         --           --           --
                               =======   =========    =========    =========   ========= ||  =========    =========    =========

(1)  Earnings were insufficient to cover fixed charges by $23.1 million, $445.2 million, $83.8 million, $5.5 million,
     $28.0 million, $10.5 million and $43.2 million in each of the years ended December 31, 1994, 1995 and 1996, the seven months ended July 31, 1997, the five months ended December 31, 1997 and the two months ended
     September 30, 1997 and the nine months ended September 30, 1998, respectively.